Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	BAYTEX ENERGY CORP.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-23
Reporting Entity ESTMA Identification Number	E144401		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chad Kalmakoff				Date	2023-05-23
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	CONVENTIONAL	990,000	3,880,000	1,120,000					5,990,000
Canada	DUVERNAY	440,000	3,130,000	600,000					4,170,000
Canada	LLOYDMINSTER	5,750,000	24,620,000	4,050,000		4,460,000			38,880,000
Canada	PEACE RIVER	6,070,000	100,810,000	2,900,000		2,840,000			112,620,000
Canada	VIKING	7,500,000	17,340,000	3,190,000		4,400,000		300,000	32,730,000
United States of America	USA	8,930,000	71,100,000						80,030,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 29, 2023 exchange rate of 1.32045.
Additional Notes[3]:	All reported payments have been rounded to the nearest CDN $10,000.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF CANADA	RECEIVER GENERAL OF CANADA, CANADA REVENUE AGENCY, FARM CREDIT CANADA			120,000					120,000
Canada -Alberta	PROVINCE OF ALBERTA	GOVERNMENT OF ALBERTA, MINISTER OF FINANCE, PROVINCIAL TREASURER OF ALBERTA, TREASURY BOARD AND FINANCE, CROWN DEBT COLLECTIONS , ALBERTA ENERGY REGULATOR, ALBERTA PETROLEUM MARKETING COMMISSION		99,170,000	6,960,000		3,020,000			109,150,000	Royalties paid in-kind total $6.3MM and are valued at the fair market value of the volumes taken in-kind at the time of the transaction.
Canada -Saskatchewan	PROVINCE OF SASKATCHEWAN	MINISTER OF FINANCE, SASKATCHEWAN MINISTRY OF THE ECONOMY, SASKATCHEWAN INDUSTRY AND RESOURCES, MINISTRY OF AGRICULTURE - LANDS BRANCH, MINISTRY OF ENVIRONMENT, WATER SECURITY AGENCY		35,330,000	2,990,000		5,840,000			44,160,000
Canada	BRAZEAU COUNTY		260,000							260,000
Canada	CLEARWATER COUNTY		220,000							220,000
Canada	COUNTY OF VERMILION RIVER NO. 24		400,000							400,000
Canada	COUNTY OF WETASKIWIN NO. 10		370,000							370,000
Canada	PONOKA COUNTY		80,000		230,000					310,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO. 87		430,000							430,000
Canada	MUNICIPAL DISTRICT OF SMOKY RIVER NO.130		440,000							440,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	NORTHERN SUNRISE COUNTY		5,580,000							5,580,000
Canada	RURAL MUNICIPALITY OF ANTELOPE PARK NO. 322		160,000							160,000
Canada	RURAL MUNICIPALITY OF BRITANNIA NO. 502		780,000							780,000
Canada	RURAL MUNICIPALITY OF CHESTERFIELD NO. 261		300,000							300,000
Canada	RURAL MUNICIPALITY OF ELDON NO. 471		600,000							600,000
Canada	RURAL MUNICIPALITY OF FRENCHMAN BUTTE NO. 51		300,000							300,000
Canada	RURAL MUNICIPALITY OF HILLSDALE NO. 440		1,890,000							1,890,000
Canada	RURAL MUNICIPALITY OF KINDERSLEY NO.290		1,680,000		450,000				150,000	2,280,000
Canada	RURAL MUNICIPALITY OF MONET NO. 257		1,450,000		500,000					1,950,000
Canada	RURAL MUNICIPALITY OF MOUNTAIN VIEW NO. 318		100,000							100,000
Canada	RURAL MUNICIPALITY OF OAKDALE NO. 320		1,830,000							1,830,000
Canada	RURAL MUNICIPALITY OF PRAIRIEDALE NO. 321		620,000							620,000
Canada	RURAL MUNICIPALITY OF PROGRESS NO. 351		850,000							850,000
Canada	RURAL MUNICIPALITY OF SNIPE LAKE NO. 259		1,000,000						150,000	1,150,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	RURAL MUNICIPALITY OF WILTON NO. 472		290,000							290,000
Canada	RURAL MUNICIPALITY OF WINSLOW NO.319		140,000							140,000
Canada	SPECIAL AREAS BOARD		490,000							490,000
Canada	STURGEON COUNTY		390,000							390,000
Canada	TOWN OF RIMBEY				180,000					180,000
Canada	METIS SETTLEMENTS GENERAL COUNCIL			4,580,000						4,580,000
Canada	PEAVINE METIS SETTLEMENT ASSOCIATION		110,000	10,700,000	430,000		2,840,000			14,080,000
United States of America	KARNES COUNTY		4,090,000							4,090,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 29, 2023 exchange rate of 1.32045.
United States of America	STATE OF TEXAS		3,600,000	71,100,000						74,700,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 29, 2023 exchange rate of 1.32045.
United States of America	LAVACA COUNTY		530,000							530,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 29, 2023 exchange rate of 1.32045.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	DIMMIT COUNTY		700,000							700,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 29, 2023 exchange rate of 1.32045.
Additional Notes:	All reported payments have been rounded to the nearest CDN $10,000.

INTRODUCTION

Baytex Energy Corp. and its subsidiaries (collectively the “Company” or “Baytex”) has prepared the following report (the “Report”) of payments made to government entities for the year ended December 31, 2023, as required by the Extractive Sector Transparency Measures Act, S.C. 2014, c.39, s.376 (“ESTMA” or “the Act”).

In addition to the payments required to be reported under the Act, Baytex makes broader socio-economic contributions to the local areas in which we operate that are outside the scope of this report. Information pertaining to these contributions is included in Baytex’s 2022 Sustainability Report available on the Company’s website at www.baytexenergy.com. Baytex’s 2023 Sustainability Report will be released in the summer of 2024.

BASIS OF PREPARATION

The Report is presented in Canadian Dollars and has been prepared in accordance with the requirements of the Act and the Natural Resources Canada Technical Reporting Specifications. The purpose of the Technical Reporting Specifications is to provide the form and manner specifications for the reporting process. The following is a summary of judgements and definition s that Baytex has made in preparation of the Report.

Payee

A payee is:

a)Any government in Canada or in a foreign state;
b)A body that is established by two or more governments;
c)Any trust, board, commission, corporation or body or other authority that is established to exercise or perform, or that exercises or performs, a power, duty or function of a government for a government referred to in a) above or a body referred to in b) above.

Payees include governments at any level, including national, regional, state/provincial , local/municipal levels, as well as Indigenous governments. Payees include Crown corporations and other state-owned enterprises that are exercising or performing a power, duty or function of government.

Where practical, the name of the department, agency or other body of the payee that received the payment is disclosed.

Activities within the scope of the Act

Payments made by Baytex to payees arising from the commercial development of oil, gas and minerals (“commercial development”) are disclosed in this Report. This Report includes payments related to initial processing activities that are integrated with the Company’s extraction operations and comprise commercial development. Payments that are not related to commercial development, as defined by ESTMA and the Technical Reporting Specifications, are excluded from this Report.

Project

Payments are reported at a project level except for payments that are not attributable to a specific project and are reported at the entity level. Corporate income taxes, which are not typically levied at a project level, are an example of this.

A “project” is defined as the operational activities that are governed by a single contract, license, lease, concession or similar legal agreement and form the basis for payment liabilities with a government. However, if multiple such agreements are substantially interconnected, the agreements are grouped into a single “project” for reporting purposes, as permitted under the Act and the Technical Reporting Specifications.

Cash and in-kind payments

Payments are reported on a cash basis, meaning that they are reported in the period in which they are paid. In -kind payments are converted to an equivalent cash value based on the most appropriate and relevant valuation method for each payment, which can be at cost or market value or such value as stated in the contract.

Payments made in a foreign currency are translated into Canadian dollars at the year -end exchange rate, as allowed in the Technical Reporting Specifications.

Payments to the same payee that meet or exceed CAD$100,000 in one category of payment are disclosed and are rounded to the nearest CAD$10,000.

Refunds, rebates and credits

Amounts paid to payees have been reported at the amounts paid by Baytex, including instances where an applicable credit or rebate reduces the amount payable, to reflect the net cash payment to the payee. Cash refunds or rebates received from payees have not been reported where they have not been applied as a credit to amounts owing.

Operatorship

Baytex often conducts joint venture operations with other entities for commercial development. Typically one entity, the operator, makes payments on behalf of all parties and is reimbursed by the non -operating venture partners. Where Baytex makes a reportable payment, the full amount paid is disclosed, regardless of whether Baytex is the operator or could subsequently be reimbursed by its non-operating venture partners.

Payments made by other entities with which Baytex has joint control or arrangement are excluded from this Report, with the exception of certain payments made for our non-operated properties where the operator is not subject to the Act. As such, we have reported the net payments the operator made on our behalf using the best information available.

PAYMENT CATEGORIES

The information is reported under the following payment categories.

Taxes

This payment category includes taxes levied on income, profit and production. Taxes reported include corporate income tax, property taxes and certain provincial resource surcharges that relate to commercial development. Consumption taxes, personal income taxes, sales taxes and taxes withheld by others on behalf of the Company, as well as tax refunds received are excluded.

Royalties

These are payments for the rights to extract oil and natural gas resources and include in-kind royalties.

Fees

Fees include payments for rental fees, entry fees, regulatory charges and other considerations for licenses, permits and/or concessions required in order to gain access to an area where extractive activities are performed. Amounts paid in ordinary course commercial transactions in exchange for services or goods provided by a payee are excluded.

Production entitlements

These payments relate to the payee’s share of oil, gas or mineral production under production sharing agreements or similar contractual or legislated arrangements. There were no reportable production entitlement payments for the year ended December 31, 2023.

Bonuses

Signing, discovery, production and any other type of bonus paid to a payee are reported under this category.

Dividends

These are dividend payments other than dividends paid to a payee as an ordinary shareholder of an entity unless paid in lieu of production entitlements or royalties. There were no reportable dividend payments for the year ended December 31, 2023.

Infrastructure improvement payments

These payments relate to the construction of infrastructure that is unrelated to the Company’s commercial development activities.